                                                                    EXHIBIT 10.2

                 *CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND
                     FILED SEPARATELY WITH THE COMMISSION.


                                FIRST AMENDMENT
                                       OF
                             RISK SHARING AGREEMENT
                                 BY AND BETWEEN
               ALLEGHENY HEALTH, EDUCATION & RESEARCH FOUNDATION
                                      AND
                              COVENTRY CORPORATION
                         ON BEHALF OF MEMBER COMPANIES


THIS AMENDMENT of Risk Sharing Agreement ("Agreement") by and between Allegheny Health, Education & Research Foundation ("AHERF") and Coventry Corporation ("Coventry"), on behalf of its Member Companies, is entered into this 11th day of June, 1997.

The parties agree that Section 4.2.1.6, Delegated Functions, shall be amended to include the following:

4.2.1.5.6 Specific Delegation. The parties hereby agree that effective June 1, 1997, the following functions are hereby delegated to AHERF or its designee to perform on behalf of Coventry and its Member Companies: utilization review/management, authorizations/referrals, credentialing, monitoring of quality of care, monitoring of quality of service, and disease management.

                For the period June 1, 1997 through December 31, 1997, Coventry will pay AHERF [___]*.

                From January 1, 1998, through the end of the contract term, Coventry will pay AHERF for the performance of the aforementioned delegated functions a percentage of premiums as determined by the specific number of Covered Individuals associated with each respective threshold set forth below.
                Example: [___]*

                            Commercial                     Medicare
                    ---------------------------   ------------------------------------
Covered
Individuals         200,000   3000,000  400,000    0        50,000    100,000  200,000
                    ---------------------------   ------------------------------------
Percentage of
Premium for
Delegated
Functions           [___]*    [___]*    [___]*    [___]*    [___]*    [___]*   [___]*
                    --------------------------    ------------------------------------

For purposes of this Amendment only, Covered Individual shall also include any individual associated with self-insured health care benefit plans administered by HealthAmerica or other Member Company. The rate for said self-insured Covered Individuals shall be mutually agreed upon by the parties.

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The parties agree that Section 4.2.1.4., Standard of Performance, shall be incorporated herein by references, and further the parties agree to negotiate in good faith to develop formal performance standards, upon mutually acceptable terms, which standards shall be memorialized in a subsequent amendment.


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


Allegheny Health, Education           HealthAmerica Pennsylvania, Inc.
& Research Foundation


/s/ David W. McConnell                /s/ Robert A. Mayer
----------------------------          -------------------------------------
Executive Vice President and          Robert A. Mayer
  Chief Financial Officer             President and Chief Executive Officer


                                      Coventry Corporation


                                      /s/ Robert A. Mayer
                                      -------------------------------------
                                      Robert A. Mayer
                                      Senior Vice President